U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 4, 2018

STAR ALLIANCE INTERNATIONAL CORP.
(Exact Name of Company as Specified in its Charter)

Nevada	333-5197692	37-1757067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5763 Corsa Avenue Suite 218

Woodland Hill, CA 91362

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 310-571-0020

 _________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Star Alliance International Corp. (“Company”) has entered into a Binding Letter of Intent with Starving Lion, Inc., a British Virgin Islands corporation, to acquire two mines located in Guatemala; one is a magnesium mine in El Progresso, and the other is a gold mine in Livingston.

In addition to the two mines, the Company is acquiring intellectual property which is a gold extraction process following the conventional principles of heap leaching for the extraction of gold in oxidized minerals accelerating the rate of dissolution of gold to nearly an immediate rate, reducing the standard time of extraction.

ITEM 8.01. OTHER EVENTS.

The Company intends to bring all of its filings with the Securities and Exchange Commission current within approximately 30 days from the date of this Form 8-K. The Company also remains in the process of negotiating an acquisition by the Company of all of the common stock of Troy Mining International, Inc., whereby Troy would become a wholly owned subsidiary of the Company.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Star Alliance International Corp.

Dated: June 7, 2018	By:	/s/ Richard Carey
Richard Carey, President

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